Exhibit 1.1

NOTICE REGARDING UNDERWRITING AGREEMENT

The attached Underwriting Agreement is a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein. The Underwriting Agreement is not intended to be a source for investors of factual, business, or operational information about the Company. The representations and warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, were solely for the benefit of the parties to the Underwriting Agreement, and in some cases are subject to limitations agreed among those parties. Accordingly, investors and security holders should not rely on representations or warranties, covenants and agreements as characterizations of the actual state of facts or condition of the Company.

Telecom Argentina S.A.

American Depositary Shares

Each Representing 5 Common Shares

Underwriting Agreement

Buenos Aires, Argentina, February 10, 2026

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Banco BTG Pactual S.A. – Cayman Branch

601 Lexington Avenue, 57th floor

New York, New York 10022

Re.: Offer No. 1/2026

Ladies and Gentlemen:

Fintech Telecom LLC (the “Selling Shareholder”) a certain shareholder of Telecom Argentina S.A. (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and the Company are pleased to submit to you as underwriters (the “Underwriters”), this irrevocable offer (the “Offer N°1/2026”) in connection with the proposed sale by the Selling Shareholder of an aggregate of 20,252,745 Class B common shares, nominal value P$1.00 per share, of the Company (the “Class B Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing five Class B Shares (the “Underwritten ADSs”) (for a total of 4,050,549 Underwritten ADSs) and, at the option of the Underwriters, up to an additional 3,037,910 Class B Shares in the form of ADSs (the “Option ADSs”) (for up to 607,582 Option ADSs), subject to the terms and conditions attached hereto as Annex I.

This Offer N° 1/2026 is irrevocable and shall remain in full force and effect for one (1) business day from the date hereof (the “Validity Term”).

This Offer N° 1/2026 shall be deemed accepted only in the event that within the Validity Term a written affirmative acceptance letter issued by the Underwriters is received by the Selling Shareholder and the Company in the domicile of Buenos Aires, Argentina.

The Underwritten ADSs and the Option ADSs are herein referred to as the “ADSs”. The ADSs purchased by the Underwriters have been issued by JPMorgan Chase Bank, N.A. (the “Depositary”) and may be evidenced by American Depositary Receipts (“ADRs”) pursuant to the deposit agreement, dated as of May 7, 2021 (the “Deposit Agreement”), among the Company, the Depositary and the registered holders from time to time of the ADSs issued thereunder. The Class B Shares represented by the ADSs are hereinafter referred to as the “Underlying Shares.”

References in this Offer N°1/2026 to the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the acquisition of the interests in the Underlying Shares represented by the ADSs, as well as the acquisition of such ADSs and the payment of the purchase moneys in respect of such Underlying Shares. References in this Offer N° 1/2026 to the Class B Shares or ADSs being non-assessable shall mean that no holder is liable, solely because of such holder’s status as a holder of Class B Shares or ADSs representing Class B Shares, for additional payments or calls for further funds by the Company or any other person.

Any term, condition, statement, representation or guarantee expressed in this Offer N° 1/2026 which may indicate an assertion, abstention, commitment and/or general right or obligation – whatever the grammatical form may be, shall only be enforceable and valid for the Parties if this Offer is accepted pursuant to the terms hereof. If this Offer N° 1/2026 is not accepted, such term, condition, statement, representation and/or guarantee shall not be valid or enforceable nor shall cause any legal commitment since they shall be deemed as if they had not been written.

Upon acceptance of this Offer N° 1/2026 in accordance with the procedure set forth above, the underwriting agreement (the “Agreement”) shall enter into force on the date of such acceptance (the “Effective Date”) and shall be governed by the terms and conditions detailed in Annex I.

We hope you find the above terms and conditions agreeable and look forward to your acceptance of this Offer N° 1/2026.

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Very truly yours,

TELECOM ARGENTINA S.A.

By:	/s/ Federico Pra
Name: Federico Pra
Title: Interim Chief Financial Officer

TELECOM ARGENTINA S.A.

By:	/s/ Roberto Nobile
Name: Roberto Nobile
Title: Chief Executive Officer

FINTECH TELECOM LLC

By:	/s/ Julio R. Rodriguez Jr.
Name: Julio R. Rodriguez Jr.
Title: Authorized Person

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ANNEX I

Terms and Conditions of the Underwriting Agreement

Capitalized terms not defined in this Annex I shall have the meanings assigned to them in the offer letter denominated Offer N° 1/2026.

1.       Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-280720), including a prospectus, relating to the Underlying Shares and the ADSs. Such registration statement, as amended to the date of this Agreement, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the preliminary prospectus dated February 10, 2026, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated February 10, 2026, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 7:25 P.M., New York City time, on February 10, 2026.

2.       Purchase of the ADSs.

(a)       The Selling Shareholder agrees to sell 4,050,549 Underwritten ADSs to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase such Underwritten ADSs from the Selling Shareholder at a price per ADS of $10.8155 (the “Purchase Price”) the aggregate number of Underwritten ADSs as set forth opposite such Underwriter’s respective name in Schedule 1 attached hereto.

In addition, the Selling Shareholder agrees to sell up to 607,582 Option ADSs to the several Underwriters and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholder the Option ADSs at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Shareholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters, in their sole discretion, shall make.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriters to the Selling Shareholder. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for; such date may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the third full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery of the Option ADSs specified therein.

(b)       The Selling Shareholder understands that the Underwriters intend to make a public offering of the ADSs, and initially to offer the ADSs on the terms set forth in the Pricing Disclosure Package. The Selling Shareholder acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(c)       Payment for the ADSs shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholder to the Underwriters in the case of the Underwritten ADSs, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, United States of America at 9:00 A.M. New York City time on February 12, 2026, or at such other time or place on the same or such other date, not later than the second business day thereafter, as the Underwriters and the Selling Shareholder may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the respective accounts of the several Underwriters of the ADSs to be purchased on such date on the Closing Date or the Additional Closing Date, as the case may be. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The ADRs evidencing the ADSs will be made available for inspection and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)       Each of the Company and the Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, neither of the Underwriters is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither of the Underwriters shall have any responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder. Moreover, the Selling Shareholder acknowledges and agrees that, although the Underwriters may be required or choose to provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any ADSs at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

3.       Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholder that:

(a)       Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)       Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)       Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs or the Underlying Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)       Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Underwriters (x) with entities indicated by the Underwriters that the Company reasonably believed to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Testing-the-Waters Communications in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Testing-the-Waters Communications, it being understood and agreed that the only such information furnished by any Underwriter, if any, consists of the information described as such in Section 9(c) hereof.

(e)       Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Underlying Shares or the ADSs has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)       Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)       Form F-6. A registration statement on Form F-6 (File No. 333-255672), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Underwriters has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)       Annual Financial Statements. The audited consolidated financial statements as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022 (including the notes thereto) of the Company have been prepared in accordance with IFRS Accounting Standards and recast to express them in current Argentine Pesos as of September 30, 2025 and are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with IFRS Accounting Standards issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, presents fairly in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The audited consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 as recast to be expressed in current Argentine Pesos as of September 30, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2024 have been audited by Price Waterhouse & Co. S.R.L. (“PwC”). PwC is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(i)       Interim Financial Statements. The unaudited condensed consolidated financial statements as of September 30, 2025 and for the three and nine-month periods ended September 30, 2025 and 2024 (including the notes thereto) incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects the results of operations of the Company as of such dates and for those periods and have been prepared in accordance with IAS 34 “Interim Financial Reporting.” These unaudited condensed consolidated financial statements do not include all the information and disclosures required in the audited consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 and should be read in conjunction with them. The recast financial information filed with the Commission under Form 6-K on February 10, 2026 and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, presents fairly financial information in Argentine pesos for the years ended December 31, 2024, 2023 and 2022 recast in current currency as of September 30, 2025 to reflect the impact of inflation from December 31, 2024 to September 30, 2025.

(j)       TMA Financial Statements. The audited financial statements as of and for the years ended December 31, 2024 and 2023 (including the notes thereto) of Telefónica Móviles Argentina S.A. and its subsidiary (“TMA”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects the financial position, results of operations and cash flows of TMA at the dates and for the periods to which they relate and have been prepared in accordance with IFRS Accounting Standards issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis. The audited financial statements as of and for the years ended December 31, 2024 and 2023 have been audited by PwC. an independent registered public accounting firm with respect to TMA within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) as well as the CNV Rules and the rules of the Federación Argentina de Consejos Profesionales de Ciencias Económicas in Argentina.

(k)       Pro Forma Financial Statements. The unaudited pro forma financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in accordance with Article 11 of Regulation S-X, which provides requirements to depict the accounting for the transaction (“Transaction Adjustments”).

(l)       No Material Adverse Change. Since the date of the most recent financial statements incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as set forth or contemplated therein (including, without limitation, with respect to the Company’s acquisition of TMA and any indebtedness incurred in connection therewith), (i) none of the Company or any of its Significant Subsidiaries (as defined below) has incurred any material liabilities or obligations, direct or contingent, or entered into or agreed to enter into any material transactions or contracts (written or oral) not in the ordinary course of business, (ii) none of the Company or its Significant Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has been no change, event or development in the management, business, condition (financial or otherwise), prospects, properties or results of operations of the Company and its Subsidiaries that would reasonably be expected to have a Material Adverse Effect (as defined below) and (iv) there has not been any material change in the capital stock or consolidated long-term indebtedness of the Company.

(m)       Organization and Good Standing. Each of the Company and its Significant Subsidiaries is duly incorporated, validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct the businesses in which it is now engaged; each of the Company and its Significant Subsidiaries is duly qualified to do business and is in good standing, to the extent applicable, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to have such corporate power and authority, be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise), prospects, properties or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (any such event, a “Material Adverse Effect”).

(n)       Capitalization. As of the applicable Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Prospectus under the heading “Capitalization”; all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); all of the outstanding shares of capital stock of each of the Company and its significant subsidiaries as that term is defined in Rule 1-02(w) of Regulation S-X, which significant subsidiaries are listed on Schedule 3 hereto (the “Significant Subsidiaries”), have been, and as of the applicable Closing Date will be, duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of each of its Significant Subsidiaries will be free and clear of all liens and encumbrances. There are no (i) options, warrants or other rights to purchase or subscribe, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its Significant Subsidiaries, in each case agreed, issued or granted by the Company, outstanding.

(o)       Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(p)       Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q)       The Class B Shares. The Class B Shares are duly and validly issued and fully paid and non-assessable and conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The ADRs evidencing the ADSs will conform in all material respects to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)       Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the parties thereto other than the Company) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (collectively, the “Enforceability Exceptions”). Upon issuance by the Depositary of ADRs evidencing the deposit of Class B Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(s)       Descriptions of the Underwriting Agreement and Deposit Agreement. Each of this Agreement and the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) No Violation or Default. (i) None of the Company or any of its Significant Subsidiaries is (i) in violation of its certificate of incorporation (“estatutos sociales”) or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which it or its properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, (ii) the estatutos sociales or bylaws (or similar organizational document) of the Company or any of its Significant Subsidiaries or (iii) any statute, decree, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their respective properties or assets, or any judgment or order of any court or governmental agency except for any such conflict, breach or violation in the case of clause (i) and (iii) that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(v)       No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) with regard to the issuance and sale of the ADSs, the registration of the ADSs under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters, or (iii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement

(w)       Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party; or to which the property or assets of the Company or any of its Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body (each, an “Action”) that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or that seeks to restrain, enjoin, prevent the consummation of the transactions contemplated hereby; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)       Title to Real, Personal and Intellectual Property. Each of the Company and its Subsidiaries has good and marketable title to all of its real property and good title to all of its personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary for the conduct of their respective businesses as presently operated or proposed to be operated by them as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and none of the Company or any of its Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

(y)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z)       Investment Company Act. The Company is not an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(aa) Taxes. Each of the Company and its Subsidiaries has filed all federal, provincial and foreign income and franchise tax returns required to be filed by applicable law, taking into account all available extensions, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) Licenses and Permits. Except where such revocation or modification would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its Subsidiaries (i) possesses all concessions, licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, provincial, local and other relevant governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Permits”), (ii) has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit and (iii) has not received any written notice of any proceeding relating to revocation or modification of any such Permit.

(cc) No Labor Disputes. There is no strike or labor dispute with the employees of the Company or any of its Subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Certain Environmental Matters. The Company and each of its Significant Subsidiaries conducts in the ordinary course of business a review of (i) the effect of environmental laws in force in Argentina, Paraguay and Uruguay (as applicable) and (ii) claims alleging potential liability or responsibility for violation of any environmental law in force in Argentina, Paraguay and Uruguay (as applicable), in each case, with respect to its business, operations and properties, and as a result thereof, the Company and each of its Significant Subsidiaries has reasonably concluded that, to the best of its knowledge, the effect of such environmental laws or any such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. Each of the Company and its Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting; provided that this representation is not made with respect to TMA.

(gg) Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to have a Material Adverse Effect.

(hh) Insurance. Each of the Company and its Subsidiaries carries insurance, with reputable insurers, in such amounts and covering such liabilities, risks and losses as are prudent and customary in the businesses in which it is engaged; there are no claims by the Company under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage upon expiration or to obtain similar coverage from similar insurers as and when such coverage as may be necessary or appropriate to continue its business at a reasonable cost, except, in each case in this subsection, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ii)       No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee, nor to the knowledge of the Company, any agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken, or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or any if its Subsidiaries, or to secure an improper advantage for the Company or any of its Subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, or any similar law of any other relevant jurisdiction and the rules and regulations thereunder relating to bribery or corruption. The Company and its Subsidiaries have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti- corruption laws and with the representation and warranty contained herein, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any anti-bribery or anti-corruption laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable requirements of the anti-money laundering statutes and regimes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency in such jurisdictions having jurisdiction over the Company and any of its Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States and Argentina are members and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder, including but not limited to applicable provisions of each of the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020(collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company or any of its Subsidiaries, any agent, Affiliate, other person acting on behalf of the Company or any of its Subsidiaries, is (i) currently the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State,) the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”); (ii) a person with whom dealings are restricted or prohibited by Sanctions as a result of a relationship of ownership or control with a target of any Sanctions; (iii) located, organized or resident in a country or territory that is the subject of country-wide or region-wide Sanctions (currently the so-called Donetsk People’s Republic, or so- called Luhansk People’s Republic, Cuba, Iran, North Korea and the Crimea region of Ukraine, each a “Sanctioned Country”) or (iv) designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country, in each case in violation of Sanctions, and, to the knowledge of the Company, no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Sanctions is pending or threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with Sanctions.

(ll) No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(mm) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Underlying Shares or ADSs.

(nn) No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Underlying Shares and ADSs to be sold by the Selling Shareholder hereunder.

(oo)       No Stabilization. None of the Company or any of its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class B Shares or ADSs.

(pp) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(ss) No Registration of Underwriters. Solely in connection with the transactions to be carried out by the several Underwriters pursuant to this Agreement, including enforcement under this Agreement or any other document related to the transactions contemplated herein, it is not necessary under the laws of Argentina that any Underwriter be licensed, qualified or entitled to carry on business in Argentina, and will not be deemed resident or domiciled subject to any tax liability in Argentina.

(tt) No Immunity. Neither the Company nor its Significant Subsidiaries nor any of their properties or assets or revenues have any right of immunity from the jurisdiction of any court or from any legal process (whether through service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment) under the laws of Argentina and, to the extent that the Company (and its Significant Subsidiaries) or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 17(e) hereof, waived such right to the extent permitted by law; provided that if deemed that any of the Company’s (and its Significant Subsidiaries) properties located in Argentina is necessary for the provision of an essential public service, such property is not subject to attachment, whether preliminarily or in aid of execution.

(uu) Enforcement of Foreign Judgments. Any final judgment rendered by any U.S. federal or New York state court in the Borough of Manhattan in New York City having jurisdiction in respect of any suit, action or proceeding against the Company based upon this Agreement, the Deposit Agreement or the transactions contemplated hereby or thereby would be declared enforceable against the Company by the courts of Argentina without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided that (i) such judgment fulfills all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to the Republic of Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to self-defend against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language is submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing a claim and which rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Law No. 23,898); and (iv) pursuant to Law No. 26,589, as amended, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(vv) Valid Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina, and, subject to compliance with certain Argentine evidentiary requirements, the courts of Argentina will honor this choice of law; provided that it does not contravene Argentine principles of public policy, and provided further that the application of New York law will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity; the submission by the Company to the exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, the City of New York in this Agreement constitutes a valid and legally binding obligation of the Company, and service of process effected in the manner set forth in this Agreement assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company.

(ww) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Argentine law or public policy.

(xx) Passive Foreign Investment Company. Based on its consolidated financial statements and relevant market data, the Company believes it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code with respect to its 2023 and 2024 taxable years. In addition, based on its current expectations regarding the value and nature of its assets, the sources and natures of its income, and relevant market data, the Company does not anticipate becoming a PFIC for the 2025 taxable year or for the foreseeable future.

(yy) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Argentina in order for the Company to pay dividends or other distributions declared by the Company to the holders of Class B Shares and ADSs. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Argentina and any political subdivision thereof, the purchase of foreign currency and the transfer abroad for the payment of dividends by the Company shall be subject to the prior authorization of the Argentine Central Bank unless all of the following conditions are met: (i) the earnings and dividends result from audited financial statements, (ii) the amount paid as dividends to shareholders residing abroad (including the payment being made) shall not exceed the amount in Pesos that would correspond to them pursuant to the distribution approved by the shareholders’ meeting of the company, (iii) the Company shall have complied with the last filing that has become due of the survey of foreign assets and liabilities (“Relevamiento de Activos y Pasivos Externos”) required by Argentine Central Bank regulations, (iv) the Company qualifies in any one of the following cases and complies with all of the conditions set forth for each case: (1) the dividends correspond to distributable profits resulting from regular, audited annual financial statements for fiscal years beginning on or after January 1, 2025; (2) the company carries out an exchange and/or arbitrage transaction with funds deposited in a local account proceeding from collections in foreign currency of principal or interest on Bonds for the Reconstruction of a Free Argentina (BOPREAL); or (3) the company is a single project vehicle that has adhered to the Incentive Regime for Large Investments (RIGI) and the profits correspond to foreign direct investment contributions that comply with the provisions of section 14.2.2 of the foreign exchange regulations of the Argentine Central Bank, in which case the company must provide documentation evidencing the definitive capitalization of the applicable contribution; (iv) the company registers equity contributions that qualify as foreign direct investments made after January 17, 2020 and the following conditions are met; (A) the aggregate amount of transfers on account of dividends through the foreign exchange market since January 17, 2020, including the payment for which access is being requested, does not exceed 30% of the value of the new contributions of foreign direct investment in the Company transferred into Argentina and settled for Pesos through the foreign exchange market as of that date; (B) access to the foreign exchange market for the payment of dividends shall take place after a period of no less than 30 days as from the settlement for Pesos in the foreign exchange market of the last contribution computed for the purposes of the requirement shall have elapsed; and (C) the Company shall provide evidence of the final capitalization of such contributions in accordance with Argentine Central Bank regulations; (v) the Company has a “Certification of Increased Exports of Goods” for the years 2021 to 2023 for an amount equal to the amount of the dividends to be paid; (3) the Company has a “Certification by the foreign exchange access regimes for the incremental production of petroleum and/or natural gas (Decree 277/22)” for an amount equal to the amount of the dividends to be paid; (vi) dividends derive from profits generated by projects under the “Gas Plan” subject to the fulfilment of the following conditions: (A) the applicable earnings have been generated by foreign direct investment contributions received and settled through the foreign exchange market as of November 16, 2020, intended to finance projects under the "Plan for the promotion of Argentine natural gas production - Supply and demand scheme 2020-2024" established in Section 2 of Decree 892/20; (B) access to the foreign exchange market shall not occur until two (2) calendar years have elapsed from the date of settlement in the foreign exchange market of the applicable contribution; and (C) the company shall provide documentation evidencing the definitive capitalization of the applicable contribution; and (vii) the company has a "Certification for foreign currency access regimes for the incremental production of oil and/or natural gas (Decree 277/22)" for an amount equal to the profits and dividends that are being paid. Pursuant to Law No. 27,430, amended by Law No. 27,541, dividends and other profits paid in cash or in non-cash assets —except for stock dividends—by the Company out of retained earnings accumulated in fiscal years starting on or after January 1, 2018, would be subject to withholding tax at a 7% rate, provided that they are distributed to Argentine resident individuals and foreign shareholders.

(zz) Legality. This Agreement is in proper legal form under Argentine law for the enforcement thereof against the Company. It is not necessary, in order to establish or maintain the legality, validity, enforceability or priority of this Agreement and the Deposit Agreement under the laws of Argentina or to establish the admissibility into evidence of any of this Agreement, the Deposit Agreement, or any other document required to be furnished hereunder or thereunder in any court in Argentina, that this Agreement, the Deposit Agreement or the ADRs be submitted to, filed or recorded with, any court or other authority in Argentina, except that a legalized copy recognized as a translation into Spanish by a certified public translator in Argentina is required for each such document in a language other than the Spanish language sought to be enforced in the courts of Argentina, or that to any of the above purposes any tax, imposition or charge be paid in Argentina on or in respect of this Agreement, the Deposit Agreement or the ADRs, other than a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount in controversy so claimed) with respect to the institution of any judicial proceeding to enforce this Agreement, the Deposit Agreement or the ADRs in the City of Buenos Aires and provided further that pursuant to Argentine Laws No. 24,573 and 26,589, as amended, the decree No. 1467/11 and other ancillary regulations, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(aaa) Legal Action. A holder of the Class B Shares or ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Class B Shares and ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Argentina may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(bbb) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(ccc) Disclosure. The statements in the Company’s annual report on Form 20-F for the year ended December 31, 2024 under the heading “Taxation – United States federal income taxes,” and in the Prospectus under the heading “Taxation – Certain United States Federal Income Tax Considerations” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the ADSs. The statements in the Company’s annual report on Form 20-F for the year ended December 31, 2024 under the heading “Taxation – Argentine taxes,” and in the Prospectus under the headings “Taxation – Material Argentine Tax Considerations” the headings “Enforcement of Civil Liabilities” and “Description of Equity Securities” fairly summarize the matters therein described in all material respects.

(ddd) Argentine Foreign Exchange Regulations. The Company is in material compliance with all provisions of Argentine Foreign Exchange Regulations in force as of the date hereof in relation to its obligations hereunder.

4.       Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter and the Company that:

(a)       Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement for the sale and delivery of the ADSs to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the ADSs to be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b)       No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the ADSs to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property, right or asset of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of each of (i) and (iii) above, for any such matters as would not, individually or in the aggregate, reasonably be expected to impair the ability of the Selling Shareholder to consummate its obligations hereunder and thereunder.

(c)       The Class B Shares and ADSs. The Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; upon the delivery of and payment for the ADSs to be sold by the Selling Shareholder on the Closing Date or the Additional Closing Date, as the case may be, hereunder, each Underwriter will acquire valid title to the ADSs to be delivered by the Selling Shareholder on the Closing Date or the Additional Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; the ADSs to be sold by the Selling Shareholder will be freely transferable by the Selling Shareholder to or for the account of such Underwriter and (to the extent described in the Prospectus) the initial purchasers thereof. In accordance with the provisions of the Deposit Agreement, such the ADSs to be sold will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(d)       No Stabilization. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class B Shares or ADSs.

(e)       Pricing Disclosure Package. The Selling Shareholder has no information that would cause it to believe that the Pricing Disclosure Package, at the Applicable Time did, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)       Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each road show and any other written communications approved in writing in advance by the Company and the Underwriters.

(g)       Registration Statement and Prospectus. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Selling Shareholder has no information that would cause it to believe that the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(h)       Material Information. As of the date hereof and as of the Closing Date and as of the Additional Closing date, as the case may be, that the sale of the ADSs by the Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i)       No Unlawful Payments. Neither the Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee of the Selling Shareholder or any of its subsidiaries nor, to the knowledge of the Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened.

(k)       No Conflicts with Sanctions Laws. Neither the Selling Shareholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries is, or is owned or controlled by a person or entity that is currently the subject or the target of any Sanctions, nor is the Selling Shareholder, any of its subsidiaries located, organized or resident in a Sanctioned Country; and the Selling Shareholder will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, the Anti-Money Laundering Laws, or any anti-bribery or anti-corruption law. Since April 14, 2019, the Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(l)       Organization and Good Standing. The Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

(m)       Private and Commercial Acts. The Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(n)       Stamp Taxes. None of (i) the parties entering into this Agreement, (ii) the sale and delivery of the ADSs to the Underwriters upon payment therefor as contemplated in this Agreement or (iii) this Agreement and the ADSs are subject to any registration tax, stamp duty or similar tax, duty, impost or levy imposed by the United States or Argentina or any political subdivision thereof or any authority thereof or therein.

(o)       Valid Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Delaware the submission by the Selling Shareholder to the exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, the City of New York in this Agreement constitutes a valid and legally binding obligation of the Selling Shareholder, and service of process effected in the manner set forth in this Agreement assuming validity under the laws of the State of New York, will be effective, insofar as Delaware law is concerned, as the case may be, to confer valid personal jurisdiction over the Selling Shareholder.

5.       Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)       Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the ADSs; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)       Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii)  (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon request of such Underwriter and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as such Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c)       Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Underwriter reasonably objects in a timely manner.

(d)       Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the ADSs and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)       Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein), as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)       Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)       Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by furnishing such earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h)       Clear Market. For a period of 45 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any class of common shares of the Company or ADSs or any securities convertible into or exercisable or exchangeable for any class of common shares of the Company or ADSs, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any class of common shares of the Company or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares, ADSs or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than the ADSs to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of common shares of the Company or securities convertible into or exercisable for common shares of the Company pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of common shares of the Company or securities convertible into or exercisable or exchangeable for common shares of the Company (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; (iii) the issuance of up to 10% of the outstanding common shares of the Company, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common shares of the Company, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters;

(i)       No Stabilization. Neither the Company nor its Subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class B Shares or ADSs.

(j)       Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the ADSs on the New York Stock Exchange (the “Exchange”).

(k)       Reports. So long as the Class B Shares and ADSs are outstanding, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Class B Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)       Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)       Foreign Private Issuer. The Company will promptly notify the Underwriters if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of ADSs within the meaning of the Securities Act and (ii) completion of the 45-day restricted period referred to in Section 5(h) hereof.

6.       Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that:

(a)       No Stabilization. The Selling Shareholder and its subsidiaries and affiliates will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class B Shares or the ADSs.

(b)       Tax Form. It will deliver to each Underwriter prior to or at the Closing Date a properly completed and executed United States Internal Revenue Service Form W-9, Form W-8-BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate such Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)       Tax Indemnity. It will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the ADSs by such Selling Shareholder to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by such Selling Shareholder hereunder in respect of this Section 6(c) shall be made without withholding or deduction for or on account of any present or future Argentine taxes, duties or governmental shares whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by Argentina or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

(e)       Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.       Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a)       It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)       It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)       It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)       It will not offer or sell the ADSs in or within Argentina and will not be subject to the regulations issued by the Argentine Securities Commission.

8.       Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)       Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and the Selling Shareholder and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)       No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)       No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)       Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the principal financial officer or accounting officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Shareholder, in form and substance reasonably satisfactory to the Underwriters, (A) confirming that the representations of the Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)       Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PwC shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(g)       Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinions and 10b-5 statements, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex D-1 hereto.

(h)       Opinion and 10b-5 Statement of Argentine Counsel for the Company. EGFA Abogados, Argentine counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex D-2 hereto.

(i)       Opinion of U.S. Counsel for the Selling Shareholder. Milbank LLP, U.S. counsel for the Selling Shareholder, shall have furnished to the Underwriters, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex D-3 hereto.

(j)       Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)       Opinion and 10b-5 Statement of Argentine Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Marval O’Farrell Mairal, Argentine counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)       No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the ADSs.

(m)       Good Standing. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)       Exchange Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange.

(o)       Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders of the Company listed in Schedule 4 hereto, including the Selling Shareholder, relating to sales and certain other dispositions of common shares of the Company or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)       Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.       Indemnification and Contribution.

(a)       Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d)(1)(i) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Shareholder or any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)       Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below; provided, however, that the aggregate amount of the Selling Shareholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the ADSs hereunder.

(c)       Indemnification of the Company and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the sixteenth, seventeenth and eighteenth paragraphs under the caption “Underwriting”.

(d)       Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, directors and officers and any control persons of the Underwriters shall be designated in writing by the Underwriters, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)       Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)       Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph I above were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph I above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph I above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs I and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)       Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.       Termination. This Agreement may be terminated by the Underwriters, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11.       Defaulting Underwriter.

(a)       If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons reasonably satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to three full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)       If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)       If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)       Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

12.       Payment of Expenses.

(a)       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, (i) the Company will pay or cause to be paid the following: (A) the costs, in line with market standards, incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (B)  the fees and expenses of the Company’s counsel and independent accountants, subject to such limits as have been mutually agreed between the Company and such counsel and accountants; and (C) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (both virtual and in-person); and (ii) the Selling Shareholder will pay or cause to be paid the following: (A) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the ADSs under the laws of such jurisdictions as the Underwriters may designate with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters pursuant to this clause (A) which shall not exceed $10,000); (B) the costs and charges of any transfer agent and any registrar, if any; (C) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA. Except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel (legal or otherwise) and stock transfer taxes on the resale of any of the Shares by it.

(b)       If (i) this Agreement is terminated pursuant to Section 10, (ii) the Selling Shareholder for any reason fail to tender the ADSs for delivery to the Underwriters (other than as a result of a termination pursuant to this Section 10, or the default by any Underwriter in its obligations hereunder, in which case such Underwriter shall not be entitled to reimbursement) or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement (other than the default by any Underwriter in its obligations hereunder, in which case such Underwriter shall not be entitled to reimbursement), the Selling Shareholder agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

15.       Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “Argentine Foreign Exchange Regulations” means any and all foreign exchange laws, regulations and/or communications issued by the Executive Branch of the Government of Argentina, the Argentine Congress, the Argentine Ministry of Economy, the Argentine Central Bank, the Argentine Securities Commission, the ARCA (Agencia de Recaudación y Control Aduanero, formerly known as Administración Federal de Ingresos Públicos) and/or any other governmental authority of Argentina applicable to the inflow or outflow of funds through the Argentine foreign exchange market, including without limitation: Decree No. 609/2019, Decree No. 91/2019; the Consolidated Text on Foreign Exchange Regulations (Texto Ordenado de Exterior y Cambios) provided for in Communication “A” 8307 (as amended, restated and/or supplemented) of the Argentine Central Bank; Communication “A” 6401 (as amended, restated and/or supplemented); the Criminal Exchange Regime set forth by Law No. 19,359, as restated by Decree No. 480/95, amongst other relevant rules and regulations; all of such regulations as amended, supplemented and/or restated (and including interpretative letters issued by any governmental authority of Argentina), and any other regulations and amendments thereof in effect as of the date hereof or which may amend, replace, supplement or restate them in the future.

16.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.       Miscellaneous.

(a)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them at: Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 507-8999); and Banco BTG Pactual S.A. – Cayman Branch, at 601 Lexington Avenue, 57th floor, New York, NY 10022, Attention: Legal Department (Telephone: +1 (212) 441-3030; Facsimile: +1 (212) 293-4609). Notices to the Company shall be mailed or delivered to Telecom Argentina S.A., General Hornos 690, Buenos Aires, Argentina, (C1272ACL), Attention: Federico Pra. Notices to the Selling Shareholder shall be mailed or delivered to Fintech Telecom LLC, c/o Fintech Advisory Inc., 375 Park Avenue, Suite 3804, New York, NY 10152, Attn: General Counsel (fax: (212) 593-3645).

(b)       Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)       Submission to Jurisdiction. Each of the Company and the Selling Shareholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Selling Shareholder, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints CT Corporation System, located 28 Liberty St., New York, New York 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 17(c), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)       Judgment Currency. The Company and the Selling Shareholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)       Waiver of Immunity. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Argentina, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)       Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)       Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)       Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Schedule 1

Underwriter	Number of ADSs
Morgan Stanley & Co. LLC	2,025,275
Banco BTG Pactual S.A. – Cayman Branch	2,025,274

______________
Total	4,050,549

Schedule 2

Subsidiaries

Schedule 3

Significant Subsidiaries

Schedule 4

Lock-Up Signatories

Fintech Telecom LLC

Alejandro A. Urricelqui

Mariano M. Ibáñez

Baruki L.A. González

Pablo G. San Martín

Roberto Nóbile

Fernando Cravero

Guillermo Páez

Annex A

a.	Issuer Free Writing Prospectus Included in Pricing Disclosure Package

None

b.	Pricing Information Provided Orally by Underwriters

Public Offering Price per ADS: $11.15

Number of Underwritten ADSs: 4,050,549

Number of Option ADSs: 607,582

Annex B

Written Testing-the-Waters Communications

None.

Annex C

Pricing Term Sheet

None.

Annex D-1

Form of Opinion and 10b-5 Letter of U.S. Counsel for the Company

Annex D-2

Form of Opinion of Argentine Counsel for the Company

Annex D-3

Form of Opinion of U.S. Counsel for the Selling Shareholder

Exhibit A

FORM OF LOCK-UP AGREEMENT

_____________, 20__

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Banco BTG Pactual S.A. – Cayman Branch

601 Lexington Avenue, 57th floor

New York, NY 10022

Re: Telecom Argentina S.A. --- ADSs Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an acceptance of Offer N° 1/2026 (such offer and acceptance, together the “Underwriting Agreement”) with Telecom Argentina S.A. (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and the Selling Shareholder named in the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the Selling Shareholder through you, as underwriters (the “Underwriters”), of Class B ordinary shares, nominal value P$1.00 per share, of the Company (the “Class B Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing five Class B Shares (the Class B Shares in the form of ADSs referred to herein as the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of the Trading Day on the [60th/90th]1 day (the [“60th/90th Day”]) after the date of the final prospectus relating to the Public Offering (the “Prospectus”) or, if the [60th/90th] Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the [60th/90th] Day (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any class of common shares of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. For purposes of this Letter Agreement, a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.

1 NTD: Lock-up period to be 60 days in respect of Company directors and officers and 90 days in respect of Fintech Telecom LLC.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will, testamentary document or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

(xii) pursuant to a bona fide financing agreement of the undersigned or its affiliates;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix), (x), and (xii) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily during the Restricted Period in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan; and

(e) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering and this Letter Agreement, the Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any ADSs at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by February 17, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title: